ARTICLE I
                          CORPORATION NAME AND ADDRESS


SECTION 1. The corporation name shall be, "Maximum Dynamics, Inc." and shall hereafter be referred to as the Corporation. Miximum Dynamics, Inc. shall be established in the State of Colorado of the United States of America.

SECTION 2. The period business address of Maximum Dynamics, Inc. shall be:

         Maximum Dynamics, Inc.
         2 N. Cascade Ave.
         Suite 1100
         Colorado Springs, CO 80903


                                   ARTICLE II
                       PURPOSE OF MAXIMUM DYNAMICS, INC.

SECTION 1. Maximum Dynamics, Inc. is formed to engaged in the following business endeavors:
a. Softeware development for financial related applications.
b. Development and sale financial software products.
c. Research and development of market analysis and other related financial software.


                                  ARTICLE III
                                 SHARES ISSUED

SECTION 1. The classes of shares that will be issued are Type A, Common Shares with full voting rights attached to each share Type B, Preferred Shares without voting rights.
SECTION 2. The total number of Authorized shares are twenty five million (25,000,000) costing of 20,000,000 Shares of Type A and 5,000,000 Shares of
Type B.
SECTION 3. There will be no Par Value for each share or a Par Value of zero (0).

                                   ARTICLE IV
                            INTIAL REGISTERED AGENT

SECTION 1. The intial Registered Agent shall be:

       a.  Eric Majors
           2 N. Cascade Ave.
           Suite 1100
           Colorado Springs, CO 80903

       b. The undersigned consents to the appointment as the intial Registered Agent.

           /s/ Eric Majors
           ------------------------------------------
           Signature of Eric Majors, Registered Agent

       c.  These Articles are to have the delayed effective date of 8-23-2000
                                                                    ---------




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                                    ARTICLE V
                            INTIAL BOARD OF DIRECTORS

SECTION 1. There will be three directors serving on the Board of Directors of Maximun Dynamics, Inc..

SECTION 2. The name and addresses of the intial Board Members are.

Eric Majors
PO Box 8171, Colorado Springs, Colorado 80933

Rod Ramsey
1437 N. Nevada Ave., Number 3, Colorado Springs, CO 80907

Nathan Enger
8416 Old Exchange Dr., Colorado Springs, CO 80907


                                   ARTICLE VI
                               CORPORATE OFFICERS

SECTION 1. The office of the, Chief Executive Officer will be held by:

Eric Majors
PO Box 7812, Colorado Springs, Colorado 809332

SECTION 2: The office of the President will be held by:

Rod Ramsay
1437 N. Nevada Ave., Number 3, Colorado Springs, CO 80907

SECTION 3: The office of the vice President will be held by:

Nathan Enger
8416 Old Exchange Dr., Colorado Springs, CO 80920


                                  ARTICLES VII
                                  INCORPORATORS

SECTION 1. The names and address of the intial share holders and Incorporators are:

       a.  Eric Majors
           PO Box 7812, Colorado Springs, Colorado 80933

       b.  Rod Ramsay
           1437 N. Nevada Ave., Number 3, Colorado Springs, CO 80907

       c.  Nathan Enger
           8416 Old Exchange Dr., Colorado Springs, CO 80920

       d.  Eresto Rojano Angel
           12549 McKenzie Ct., Broomfield, CO 80020

c. The undersigned are acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.


/s/ Eric Majors
------------------------------
Signature, Eric Majors


/s/ Rodney Ramsay
------------------------------
Signature, Rodney Ramsay


/s/ Nathan Enger
------------------------------
Signature, Nathan Enger


/s/ Ernesto R. Angel
------------------------------
Signature, Ernesto R. Angel